Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Authentidate Holding Corp. Reports Fiscal 2010 First Quarter Results

BERKELEY HEIGHTS, N.J., November 16, 2009 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure Health Information Exchange and workflow management services, today announced financial results for the fiscal 2010 first quarter ended September 30, 2009.

Selected highlights for the quarter include:

•	Deployed our first ExpressMD™ telehealth patient monitoring devices and services in August 2009 in connection with a chronic heart disease telehealth program in Florida

•	Added several new Inscrybe® Healthcare projects, including LifeCare Solutions and U.S. Home Health Care that were announced during the quarter

•	Increased revenues quarter over quarter and reduced net loss

Ben Benjamin, President of Authentidate, stated “Our principal focus for fiscal 2010 is on significantly increasing our revenues. We believe the new telehealth patient monitoring and hospital discharge products and services we introduced towards the end of fiscal 2009 offer significant opportunities for growth. We also expect our business to benefit from a number of the major trends affecting the U.S. healthcare industry, including the increasing emphasis being placed on preventative care, in-home care and technology to help reduce costs without sacrificing quality. Customer demand for our products and services has been increasing as healthcare organizations look for ways to improve their operations and we expect revenues from our new products and services to contribute to our growth during the remainder of fiscal 2010 and beyond.”

Total revenue for the three months ended September 30, 2009 increased approximately 20% to $2,022,000 compared to $1,690,000 for the same period last year. These results reflect an increase in revenues from our German operation from new customer projects which was offset in part by a decrease in U.S. revenues due to the expiration of our contract with Liberty Medical at the end of March 2009 following its acquisition by Medco. Compared to the fourth quarter of fiscal 2009, total revenues increased approximately 29% reflecting the same trends as the first quarter results.

Net loss for the first quarter of fiscal 2010 decreased to $2,113,000, or $0.06 per share, compared to $2,446,000, or $0.07 per share, for the same period last year. The decrease in net loss for the quarter reflects revenue growth, cost management activities and lower share based compensation expense.

As of September 30, 2009, the company’s cash and cash equivalents, and marketable securities totaled $3,757,000, deferred revenue totaled $1,026,000 and available borrowings totaled $3,000,000.

Conference Call

Management will host a conference call on Monday, November 16, 2009, at 4:30 p.m. ET, to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 562-3356 and the dial in number for international callers is (973) 582-2700. The access code for all callers is 39604866. To access the live webcast, visit www.authentidate.com, click the “About Us” link, followed by “Investor Relations” on the drop-down menu and then the “IR Events & Presentations” link. Following the conclusion of the call, the webcast will remain on the company’s website for review within the fiscal year.

A dial-in replay of the call will be available through November 23, 2009. To access the replay, please dial (800) 642-1687 in the U.S. and (706) 645-9291 internationally, and then enter the access code 39604866.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure Health Information Exchange and workflow management services. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. The web-based services are delivered as Software as a Service (SaaS) to customers. These solutions incorporate rules-based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication, and automated audit trails. Both web and fax based communications are integrated into automated and trusted workflow solutions. The company has offices in the United States and Germany. In the United States, Authentidate offers its patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

About ExpressMD Solutions

ExpressMD Solutions is a joint venture formed by Authentidate Holding Corp. (Nasdaq: ADAT) and Encountercare Solutions (ECSL) to provide web-based telehealth services and home healthcare equipment dedicated to the advancement of in-home patient health care and improved chronic condition outcomes.

The complete ExpressMD telehealth solution combines Electronic House Call, an FDA 510(k) market clearance approved, in-home patient vital signs monitoring system with a web application that streamlines the practitioner’s job anywhere they have Internet or a Windows mobile communication device.

For more information about ExpressMD Solutions, visit http://www.expressmdsolutions.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

(Tables follow)

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(in thousands, except per share data)	September 30, 2009 (Unaudited)	June 30, 2009

Assets
Current assets
Cash and cash equivalents	$765	$461
Restricted cash	732	512
Marketable securities	2,992	6,103
Accounts receivable, net	1,509	1,024
Prepaid expenses and other current assets	1,615	877

Total current assets	7,613	8,977
Property and equipment, net	479	549
Note receivable, net of deferred gain of $2,000	-	-
Other assets
Software development costs, net	2,048	2,182
Goodwill	7,341	7,341
Other assets	1,725	1,221
Assets held for sale	2,000	2,000

Total assets	$21,206	$22,270

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$1,976	$1,585
Deferred revenue	886	823
Other current liabilities	184	182

Total current liabilities	3,046	2,590
Long-term deferred revenue	140	140

Total liabilities	3,186	2,730

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,299 and 34,286 issued and outstanding on September 30, 2009 and June 30, 2009, respectively	34	34
Additional paid-in capital	166,665	166,052
Accumulated deficit	(148,574)	(146,443)
Accumulated other comprehensive loss	(108)	(106)

Total shareholders’ equity	18,020	19,540

Total liabilities and shareholders’ equity	$21,206	$22,270

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended September 30,
(in thousands, except per share data)	2009	2008

Revenues
Software licenses and support	$1,496	$983
Hosted software services	526	707

Total revenues	2,022	1,690

Operating expenses
Cost of revenues	870	735
Selling, general and administrative	2,578	2,827
Product development	507	423
Depreciation and amortization	274	353

Total operating expenses	4,229	4,338

Operating loss	(2,207)	(2,648)

Other income, net	94	202

Net loss	$(2,113)	$(2,446)

Basic and diluted loss per share	$(0.06)	$(0.07)

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